Exhibit 99.1

BRE FINANCIAL NEWS Investor Contact: John A. Schissel, 415.445.3709 Media Contact: Thomas E. Mierzwinski, 415.445.6525

HOLD FOR RELEASE: 4:01 p.m. EASTERN

BRE PROPERTIES ANNOUNCES OFFERING OF COMMON STOCK

March 31, 2010 (San Francisco) – BRE Properties, Inc. (NYSE:BRE) today announced that it will offer, subject to market and other conditions, 5,000,000 shares of its common stock in an underwritten registered offering. The company also plans to grant the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock to cover over-allotments, if any. BofA Merrill Lynch and Wells Fargo Securities will act as joint book-running managers for the proposed offering.

The company expects to use the net proceeds from the offering for general corporate purposes, which include reducing borrowings under its unsecured revolving credit facility, and may also include financing for acquisitions of rental properties, funding for development activity, the repayment of other indebtedness, and the redemption or other repurchase of outstanding debt or equity securities.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of the common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The common stock will be offered under the company’s existing effective shelf registration statement filed with the Securities and Exchange Commission. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus.

A copy of the prospectus supplement and accompanying prospectus relating to these securities may be obtained, when available, by contacting BofA Merrill Lynch, 4 World Financial Center, New York, N.Y. 10080, Attention: Preliminary Prospectus Department or e-mail a request to prospectus.requests@ml.com; or Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, N.Y., 10152, at 800.326.5897 or e-mail a request to equity.syndicate@wachovia.com.

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BRE Properties, Inc. — 525 Market Street, 4th Floor — San Francisco, CA 94105 — Fax: 415.445.6505

About BRE Properties

BRE Properties, Inc. is a self-administered equity real estate investment trust, or REIT, focused on the acquisition, development and management of multifamily apartment communities in eight metropolitan markets of the Western United States. At December 31, 2009, our multifamily portfolio had real estate assets with a net book value of approximately $2.9 billion, which included: 73 wholly or majority owned stabilized multifamily communities, aggregating 21,245 units in California, Washington and Arizona; interests in 13 stabilized multifamily communities owned through joint ventures comprised of 4,080 apartment units; and six apartment communities in various stages of construction and development. BRE Properties, Inc. is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements regarding the company’s anticipated offering of common stock and the associated use of proceeds, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements contained in this press release: any material adverse change in the financial or securities markets within or outside the United States or in political, financial or economic conditions within or outside the United States or any material outbreak or material escalation of hostilities within or outside the United States or declaration by the United States of a national emergency or war or other material calamity or crisis within or outside the United States, including, without limitation, an act of terrorism, any suspension or limitation of trading in securities generally or in any of the securities of BRE by the SEC, by any exchange that lists such securities or in any over-the-counter market, any declaration by any governmental authority of a general banking moratorium, any financial market fluctuations, actual or perceived changes in general economic conditions, global trade or in the real estate sector, inflation risks, an actual or perceived downturn in the U.S., California or global economy. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no obligation to update this information.

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BRE Properties, Inc. — 525 Market Street, 4th Floor — San Francisco, CA 94105 — Fax: 415.445.6505